Exhibit F

                       CENTRAL AND SOUTH WEST CORPORATION
                     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                                 March 31, 2000
                                   (UNAUDITED)


                                                    (millions)

Sweeny Unit 4                                          $ 18.6
Frontera                                                185.2
Newgulf                                                  19.4
South Coast Project                                       0.4
Enertek                                                  34.5
Vale                                                    182.8
Chile                                                   114.2
SEEBOARD                                                829.0
                                                --------------

                                                      1,384.1
                                                --------------


Less Non-Recourse Funds from Operations
     and Third Party Financing:

144a Bonds                                              200.0
SEEBOARD                                                171.8
Vale                                                     10.6
Chile                                                     6.5
                                                --------------

                                                        388.9
                                                --------------

Net Aggregate Investment                              $ 995.2
                                                ==============